EXCELERATE ENERGY

DEFERRED COMPENSATION PLAN

(As Amended and Restated Effective January 1, 2025)

1. PURPOSE

Excelerate Energy LP (the “Plan Sponsor”), a Delaware limited partnership, hereby amends and restates, effective as of January 1, 2025 (the “Effective Date”), the Excelerate Energy Deferred Compensation Plan (the “Plan”), a nonqualified deferred compensation plan originally adopted by the Company effective March 1, 2021. The Plan is intended to (i) constitute an unfunded, nonqualified “top-hat” plan maintained for the purpose of providing deferred compensation to a select group of management or highly compensated employees within the meaning of Sections 201, 301, and 401 of ERISA; (ii) comply in form and operation with Code Section 409A and the Treasury Regulations thereunder; and (iii) supersede and replace in its entirety the Plan as previously in effect. The Plan shall be interpreted and administered accordingly.

2. DEFINITIONS

As used in the Plan, the following capitalized terms shall have the following meanings, unless the context clearly indicates otherwise:

(a)
Account – Any of the book entry account(s) maintained under the Plan with respect to a Participant, which are used solely to calculate the amount payable to each Participant under this Plan and shall not constitute a separate fund of assets.
(b)
Affiliate – With respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.
(c)
Beneficial Owner and Beneficially Own – Has the meaning set forth in Rule 13d-3 under the Exchange Act.
(d)
Beneficiary – The Person or Persons designated by the Participant in accordance with procedures established by the Plan Administrator to receive distributions from the Participant’s Account after the Participant’s death.
(e)
Board – The Board of Directors of the Parent.
(f)
Code – The United States Internal Revenue Code of 1986, as amended.
(g)
Compensation – For employees of an Employer, “Compensation” means the Participant’s annual base salary (“Base Salary”) and annual bonus compensation under the Employer’s short-term incentive plan or any other bonus or incentive compensation which is specifically identified by the Plan Administrator as eligible to be deferred under this Plan (“Bonus”) that is earned by a Participant with respect to employment services performed for the Company by the Participant and considered to be “wages” for purposes of federal income tax withholding. For purposes of this Plan only, Compensation shall be calculated before reduction for any amounts deferred by the Participant pursuant to the Company’s tax qualified plans which may be maintained under Sections 401(k) or 125 of the Code, and, for the avoidance of doubt, shall exclude “wages” associated with the exercise of stock options by Participant or income arising from other equity instruments (e.g., restricted stock units or restricted stock) awarded to a Participant. For non-employee members of the Board, “Compensation” means the annual cash retainers paid to such non-employee director for the director’s service on the Board or any committee thereof.
(h)
Control – The possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
(i)
Change in Control –A change in the ownership or effective control of the Parent or a change in the ownership of a substantial portion of its assets, determined in accordance with Treasury Regulation Section 1.409A-3(i)(5). Without limiting the scope of the preceding sentence, a Change in Control occurs on the date that:
i.
any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Parent possessing 30% or more of the total voting power or fair market value of the stock of the Parent, However, if any one person, or more than one person acting as a group, is considered to own more than 30% of the total voting power of the stock of the Parent, the acquisition of additional control of the Parent by the same person or persons is not considered to cause a change of control of the Parent;
ii.
a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or
iii.
any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Parent that have a total gross fair market value equal to 40% or more of the total gross fair market value of all of the assets of the Parent immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
(j)
Company or Employer – Excelerate Energy LP and any other entity that, with the approval of the Plan Sponsor, adopts this Plan and is required to be aggregated with the Plan Sponsor under Code Sections 414(b), (c), (m) or (o). As of the Effective Date, the Plan Sponsor and the Parent are the only participating Employers in this Plan.
(k)
Disability – A Participant is “Disabled” if such Participant (i) is determined to be totally disabled by the Social Security Administration or the Railroad Retirement Board, (ii) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (iii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s Employer.
(l)
Eligible Individual – (a) the Chief Executive Officer of the Parent; (b) any “executive officer” of the Parent within the meaning of Rule 3b-7 of the Exchange Act who receives

U.S. source income; (c) the non-employee members of the Board; and (d) any other management or highly compensated employees approved to participate in the Plan by the Plan Administrator or the Parent’s Chief Human Resources Officer.
(m)
ERISA – The United States Employee Retirement Income Security Act of 1974, as amended.
(n)
Exchange Act – The United States Securities Exchange Act of 1934, as amended
(o)
LTIP – The Excelerate Energy, Inc. Long-Term Incentive Plan, as amended from time to time, and any successor equity compensation plan maintained by the Parent.
(p)
Parent – Excelerate Energy, Inc., a Delaware corporation.
(q)
Participant – An Eligible Individual who participates in the Plan.
(r)
Performance-Based Compensation – Any bonus or incentive compensation the amount of which, or the entitlement to which is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months. Organizational or individual performance criteria are considered preestablished if established in writing by not later than 90 days after the commencement of the period of service to which the criteria relates, provided that the outcome is substantially uncertain at the time the criteria are established.
(s)
Person – Any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity, or other entity.
(t)
Plan Administrator – The Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan.
(u)
Plan Year – The 12-month period ending each December 31.
(v)
RSUs – An award of time-based or performance-based restricted stock units granted to an Eligible Individual under the LTIP.
(w)
Separation from Service – Occurs when the Participant ceases performing any bona fide services for the Company, irrespective of whether the Participant is receiving or scheduled to receive salary continuation, severance, employee benefits or similar payments or benefits following the cessation of services, and where such cessation of services constitutes a separation from service under Code Section 409A.
(x)
Specified Employee – A “key employee,” as defined in Code Section 416(i) without regard to Section 416(i)(5), determined in accordance with the Plan Sponsor’s policies.
(y)
Third Party Stakeholder – Any Person or any group of Persons, the acting together of which would constitute a “group” for purposes of Section 13(d) of the Exchange Act, or any successor provisions thereto, excluding the Parent, the Plan Sponsor, any Person who is or becomes a party to that certain Tax Receivable Agreement dated as of April 18, 2022 by and among the Parent, the Plan Sponsor and the other parties thereto (each, a “TRA Party”), and each of their respective Affiliates. For purposes of this definition, the Affiliates of a TRA Party shall include the estate of a TRA Party and any Person who is a successor of a TRA Party as a direct result of a gift, bequest, or similar transfer.

(z)
Unforeseeable Emergency – A severe financial hardship to a Participant resulting from an illness or accident of the Participant or the Participant’s Spouse, Beneficiary or dependent (as defined in Code Section 152 determined without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B)), property loss, or similar extraordinary circumstances beyond the Participant’s control, as defined under Code Section 409A and related guidance. An “unforeseeable emergency” may include the need to pay expenses such as medical bills, funeral costs, or unreimbursed casualty losses. A distribution on account of Unforeseeable Emergency may not be made to the extent that such hardship is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets or by cessation of future deferrals under this Plan. Distributions on account of an Unforeseeable Emergency are limited to the amount necessary to satisfy the emergency.
(aa)
Valuation Date – Each business day.

3. PARTICIPATION

(a)
Commencement. An Eligible Individual shall become eligible to participate in the Plan (i) with respect to employees of an Employer, on the first day of the first pay period immediately following the later of such Eligible Individual’s date of hire or the date such individual first becomes an Eligible Individual, and (ii) with respect to non-employee members of the Board, upon election or appointment to the Board.
(b)
Cessation. A Participant who ceases to satisfy the requirements of an Eligible Individual shall remain a Participant solely for purposes of receiving and directing the distribution of his or her vested Account, but shall no longer be eligible to make Participant Contributions or to receive Company Contributions.
(c)
Procedures for Enrollment. The Plan Administrator shall prescribe such forms and may require such data from Participants as reasonably required to enroll a Participant in the Plan or to effectuate any Participant elections. The Plan Administrator may impose other limitations and/or conditions with respect to participation in the Plan on Eligible Employees who commence or recommence participation in the Plan.

4. DEFERRAL ELECTIONS; CONTRIBUTIONS

(a)
Participant Contributions. A Participant who is an employee may irrevocably elect to defer up to 80% of the Participant’s Base Salary and up to 80% of the Participant’s Bonus for a given Plan Year. A Participant who is a non-employee member of the Board may irrevocably elect to defer up to 100% of the Participant’s Compensation for a Plan Year. Such amounts are referred to herein as “Participant Contributions.”
(b)
Timing of Deferral Elections. Deferral elections shall specify the time and form of payment of deferred amounts from those options available under Section 6 hereof in accordance with procedures established by the Plan Administrator.
i.
To the extent permitted in accordance with procedures established by the Plan Administrator, for the first Plan Year in which a Participant is an Eligible Individual, deferral elections for Participant Contributions must be submitted and irrevocable within 30 days following initial eligibility and may relate only to Compensation paid for services performed after such deferral election.

ii.
To the extent permitted in accordance with procedures established by the Plan Administrator, deferral elections for Performance-Based Compensation must be submitted and irrevocable no later than the date that is six months prior to the end to the performance period for such Performance-Based Compensation, provided that: (1) the deferral election is made before the compensation has become readily ascertainable and (2) the Participant was employed at the time the performance criteria were established.
iii.
All other deferral elections for Participant Contributions must be submitted and irrevocable by no later than December 31 of the calendar year preceding the Pan Year in which the related services are performed.
(c)
Company Contributions. A Company, in its sole discretion, may contributions to a Participant’s Account at any time (“Company Contributions”). The amount and allocation formula for any Company Contributions shall be determined by the Company.
(d)
Separate Elections; Rollover of Elections Year-to-Year. A Participant may make separate elections as to the time and form of payment for each Plan Year and for each specified deferred compensation Account. Unless a Participant changes or revokes his or her deferral election within the applicable time period set forth in Section 4(b) in accordance with procedures established by the Plan Administrator, the Participant’s deferral election with respect to his or her Participant Contributions shall carry forward to each subsequent Plan Year.
(e)
Changes in Time and Form of Payment. A Participant may submit a subsequent election to delay a payment or to change the form of payment in accordance with procedures established by the Plan Administrator, subject to the following limitations:
i.
Such election may not take effect until at least 12 months after the date on which the election is made;
ii.
The payment must be deferred for a period of not less than five years from the date such payment would otherwise have been paid (or in the case of installment payments, five years from the date the first amount was scheduled to be paid); and
iii.
Such election may not be made less than 12 months before the date the payment is scheduled to be paid (or in the case of a life annuity or installment payments, 12 months before the date the first amount was scheduled to be paid).
(f)
Cancellation of Contributions. Deferrals of Participant Contributions will be cancelled upon a Participant’s Disability and may be cancelled in the event of an Unforeseeable Emergency.
(g)
Diversification Elections. To the extent permitted in accordance with procedures established by the Plan Administrator, a Participant who has previously elected to defer RSUs under the LTIP, or who, from and after the Effective Date, receives an award of RSUs under the LTIP, may make an irrevocable election to have Qualifying RSUs deemed liquidated and credited within 30 days following such Participant’s Separation from Service to an Account under this Plan. “Qualifying RSUs” are RSUs for which the Participant has elected to defer receipt to a period following the Participant’s Separation from Service. If such a diversification election is made, the Participant’s Qualifying RSUs will be converted to a cash value based on the average closing price per share of the

Parent’s common stock over the 20 trading days immediately preceding the Participant’s Separation from Service. Such Account may thereafter be deemed invested in accordance with Section 5(b) below.

5. ACCOUNTS; EARNINGS; VESTING

(a)
Establishment of Accounts. The Plan Administrator shall establish and maintain one or more Account(s) on behalf of each Participant to the extent necessary to account for the benefits provided herein. Each Account shall reflect the aggregate of Participant and/or Company Contributions and investment experience attributable to such Account based upon the investment experience and Plan expenses described below. Each Account shall also reflect any reductions due to expense charges applied to, and distributions made from, such Account. Accounts shall be maintained and tracked on a Plan Year basis to ensure that deferrals, earnings or losses, and distributions are properly sourced by year. A Participant shall have no interest in such Account(s), which is established merely as an accounting convenience.
(b)
Earnings. A Participant’s Account(s) shall be credited each Valuation Date with earnings and losses from predetermined investment option(s) as specified by the Plan Administrator. Such investments are to be used for measurement purposes only and there is no obligation for the Plan Sponsor or any Company to set aside, fund or actually purchase any investments.
(c)
Vesting. All Participant Contributions, Company Contribution and any related earnings thereon are 100% vested at all times.
(d)
Plan Expenses. The expenses of administering the Plan, including (i) expenses incurred by the Plan Administrator in the administration of the Plan, (ii) fees and expenses approved by the Plan Administrator for investment advisory, custodial, recordkeeping, and other plan administration and communication services, and (iii) any other expenses or charges allocable to the Plan that have been approved by the Plan Administrator may be charged, at the discretion of the Plan Administrator, to Participants’ Account balances.

6. DISTRIBUTIONS

(a)
Distribution upon Separation from Service; Effect of a Change in Control. Except as set forth below, a Participant shall receive (or commence to receive) distribution of his or her Account(s) upon Separation from Service. Accounts shall accelerate and be distributed in a lump sum upon a Change in Control. All distributions from the Plan shall be made in cash only.
(b)
Certain Accelerated Distribution Events. Notwithstanding the foregoing, payment of the Participant’s entire Account (or the portion applicable to the event) shall be accelerated and distributed:
i.
In a single lump sum upon the Participant’s Disability;
ii.
In a single lump sum upon the Participant’s death;
iii.
In a single lump sum upon occurrence of an Unforeseeable Emergency, but only with respect to the amounts necessary to satisfy the emergency; or

iv.
In a single lump sum upon the occurrence of any other event or circumstance as provided in Treasury Regulation Sections 1.409A-3(j)(4)(ii)-(xiv), including:
1.
as required to fulfil obligations under a domestic relations order (as defined in Code Section 414(p)(1)(B));
2.
as required to comply with federal, state, local, or foreign ethics or conflict of interest laws;
3.
as required to satisfy with FICA, RRTA and related income tax withholding obligations on amounts deferred under the Plan;
4.
to the extent an amount deferred under the Plan must be included in the Participant’s income as a result of a failure to meet the requirements of Code Section 409A;
5.
upon a permissible termination and liquidation of the Plan in accordance with Section 8.2 hereof; and
6.
as required to satisfy state, local, or foreign tax obligations on amounts deferred under the Plan.
(c)
Timing of Distributions; Delays for Specified Employees. Distributions shall be made (or commence to be made) within 60 days after the occurrence of an event set forth in Section 6(a) or (b) above; provided that upon the death of a Participant (and regardless of whether benefits under this Plan from any Account have commenced prior to such Participant’s death), the Company shall pay to the Participant’s Beneficiary an amount equal to the Participant’s vested Account balance in the form of a lump sum payment as soon as practicable following the Participant’s date of death and the Company’s receipt of substantiation of such death, and in all events by December 31 of the year following the year of such Participant’s death. For a Specified Employee, amounts otherwise payable upon a Separation from Service during the first six months following such Separation from Service shall be accumulated and paid as of the first day of the 7th month following Separation (or, if earlier, upon the Participant’s death).
(d)
Form of Payment. Except as otherwise provided for acceleration events, a Participant may elect to receive distribution of his or her Account(s) in his or her deferral election as:
i.
a single lump sum payment; or
ii.
substantially equal annual installments over a period elected by the Participant of one (1) to five (5) years, each installment treated as a series of separate payments.

If no form is validly elected, the default form is a lump sum.

(e)
Cash-Out for Small Accounts. Notwithstanding any election, if a Participant’s vested Account balance does not exceed the applicable dollar amount under Code Section 402(g)(1)(B) in effect for the year of payment, the Company may distribute the vested balance in a lump sum at any time, thereby terminating the Participant’s interest in the Plan.
(f)
Minor or Legally Incompetent Payee. If a distribution is to be made to an individual who is either a minor or legally incompetent, the Plan Administrator may direct that such distribution be paid to the legal guardian of such individual. If a distribution is to be made to a minor and there is no legal guardian, payment may be made to a parent of such minor or a responsible adult with whom the minor maintains his residence, or to the custodian for such minor under the Uniform Transfer to Minors Act. Such payment shall fully discharge the Plan Administrator and the Company from further liability on account thereof.
(g)
Missing Payee. If the Plan Administrator is unable to make payment to any Participant or other person to whom a payment is due under the Plan because it cannot ascertain the identity or whereabouts of such Participant or other person after reasonable efforts have been made to identify or locate such person, such payment and all subsequent payments otherwise due to such Participant or other person shall be forfeited one year after the date any such payment first became due.
(h)
Withholding. To the extent required by applicable law, income and other taxes shall be withheld from each payment, and payments shall be made and reported to the appropriate governmental agency or agencies.

7. PLAN ADMINISTRATION

(a)
Plan Administrator. The Plan Administrator shall have discretionary authority to perform all functions necessary or appropriate to the operation of the Plan, including without limitation authority to (i) construe and interpret the provisions of this Plan document, any deferral election and any related instrument and determine any question arising under the Plan document, deferral election or related instrument, or in connection with the administration or operation thereof; (ii) determine in its sole discretion all facts and relevant considerations affecting the eligibility of any individual to be or become a Participant; (iii) decide eligibility for, and the amount of, benefits for any Participant or Beneficiary; (iv) authorize and direct all disbursements of Accounts under the Plan; (v) to prescribe rules or regulations under the Plan for the administration thereof; and (vi) employ and engage such persons, counsel and agents and to obtain such administrative, clerical, medical, legal, audit and actuarial services as it may deem necessary in carrying out the provisions of the Plan. The Plan Administrator may, from time to time, employ agents and delegate to them such administrative duties as it sees fit. The Plan Administrator hereby delegates the authority for day-to-day administration of the Plan to the Parent’s Chief Human Resources Officer. The Plan Administrator shall be the “administrator” as defined in Section 3(16)(A) of ERISA for purposes of the reporting and disclosure requirements of ERISA and the Code, to the extent applicable. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.
(b)
Indemnification. The Plan Sponsor and each Company shall indemnify the Plan Administrator and each person acting at its direction against all liabilities arising from administration of the Plan, except liabilities arising from gross negligence or willful misconduct.
(c)
Communications. All enrollments, elections, designations, applications and other communications by or from an employee, Participant, Beneficiary, or legal representative of any such person regarding that person’s rights under the Plan shall be made in the form and manner established by the Plan Administrator. Neither the Plan Administrator nor the Company shall be required to give effect to any such communication that is not made on the prescribed form and in the prescribed manner and that does not contain all information called for on the prescribed form.
(d)
Unfunded Plan. The Plan is an unfunded plan. Any amount due and payable pursuant to the terms of the Plan shall be paid out of the general assets of the applicable Employer except to the extent that it is paid from a grantor trust. All assets of the Plan shall be subject to the claims of creditors of the Employers. Participants and Beneficiaries shall not have an interest in any specific asset of any Company or in any specific asset held in a grantor trust or a Company account established as a result of participation in this Plan. Except as may be provided under the terms of a grantor trust, the Company shall have no obligation to set aside any funds for the purpose of making any benefit payments under this Plan. Nothing contained herein shall give any Participant any rights that are greater than those of an unsecured creditor of the Company with respect to any unpaid amount as to which the Participant has a vested interest. No action taken pursuant to the terms of this Plan shall be construed to create a funded arrangement, a plan asset, or fiduciary relationship among the Company, its designee and a Participant or Beneficiary. The Plan Sponsor may establish a grantor (Rabbi) trust to pre-fund its obligations for benefits hereunder. If so established, the assets of the trust remain subject to the claims of the Company’s general creditors.
(e)
Claims Procedure.
i.
Timing of Notice of Denied Claim. The Plan Administrator shall notify a person claiming benefits hereunder (“Claimant”) of any adverse benefit determination within a reasonable period of time, but not later than 90 days after receipt of claim. This period may be extended one time by the Plan Administrator for up to 90 days, provided that the Plan Administrator both determines that such an extension is necessary due to matters beyond the control of the Plan Administrator and notifies the Claimant, prior to the expiration of the initial 90-day period, of the circumstances requiring the extension of time and the date by which the Plan Administrator expects to render a decision.
ii.
Content of Notice of Denied Claim. If a claim is wholly or partially denied, the Plan Administrator shall provide the Claimant with a written notice identifying (1) the reason or reasons for such denial, (2) the pertinent Plan provisions on which the denial is based, (3) any material or information needed to grant the claim and an explanation of why the additional information is necessary, and (4) an explanation of the steps that the claimant must take if he wishes to appeal the denial including a statement that the Claimant may bring a civil action under ERISA.
iii.
Appeal of Denied Claim. If a Claimant wishes to appeal the denial of a claim, he shall file a written appeal with the Plan Administrator on or before the 60th day after he receives the Plan Administrator’s written notice that the claim has been wholly or partially denied. The written appeal shall identify both the grounds and specific Plan provisions upon which the appeal is based. The Claimant shall be provided, upon request and free of charge, documents and other information relevant to his claim. A written appeal may also include any comments, statements or documents that the Claimant may desire to provide. The Plan Administrator shall consider the merits of the Claimant’s written presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Plan Administrator may deem relevant. The Claimant shall lose the right to appeal if the appeal is not timely made. The Plan Administrator shall ordinarily rule on an appeal within 60 days. However, if special circumstances require an extension and the Plan Administrator furnishes the Claimant with a written extension notice during the initial period, the Plan Administrator may take up to 120 days to rule on an appeal.
iv.
Denial of Appeal. If an appeal is wholly or partially denied, the Plan Administrator shall provide the Claimant with a notice identifying (1) the reason or reasons for such denial, (2) the pertinent Plan provisions on which the denial is based, (3) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits, and (4) a statement describing the Claimant’s right to bring an action under section 502(a) of ERISA. The determination rendered by the Plan Administrator shall be binding upon all parties.

8. AMENDMENT AND TERMINATION

(a)
Amendment. The Plan Sponsor may amend the Plan at any time; provided that no amendment shall retroactively reduce a Participant’s vested Account or accelerate payment in violation of Code Section 409A.
(b)
Termination. The Plan Sponsor intends this Plan to be permanent but reserves the right to terminate it at any time for any reason. Each entity constituting a Company may likewise terminate its participation if it either (i) merges with a non-affiliate survivor or (ii) sells substantially all assets to a non-affiliate. Upon termination, distribution provisions remain in effect for all previously deferred amounts, unless accelerated in connection with (1) dissolution or bankruptcy (within 12 months of a corporate dissolution taxed under Code Section 331 or with approval of a bankruptcy court), (2) a Change in Control (if the Plan is terminated pursuant to irrevocable action taken within 30 days preceding or 12 months following that event and all substantially similar arrangements are also terminated), (3) a termination at any time provided it is not proximate to a downturn in the Company’s financial health, payments are made within 24 months, and no new aggregated plan is adopted for three years, or (4) as otherwise permitted in accordance with Code Section 409A. If an entity ceases to be qualify as a “Company” under the definition of such term set forth above, it is deemed to have terminated its participation, and all required distributions shall be made in compliance with applicable Treasury Regulations.

9. MISCELLANEOUS

(a)
Beneficiary Designation. Upon enrollment, the Participant shall designate a Beneficiary to receive distributions from the Participant’s Account in the event of the Participant’s death. A Participant may change his or her designated Beneficiary in accordance with procedures established by the Plan Administrator. Unless otherwise provided in the Beneficiary designation form, each designated Beneficiary shall be entitled to equal shares of the benefits payable after the Participant’s death. If the Participant fails to designate a Beneficiary, or if no designated Beneficiary survives the Participant for a period of 15 days, then the Participant’s surviving spouse shall be the Beneficiary. If the Participant has no surviving spouse, or if the surviving spouse does not survive the Participant for a period of 15 days, then the estate of the Participant shall be the Beneficiary.
(b)
Non-Alienation. No Participant or Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under the Plan.
(c)
No Employment or Service Contract. Nothing contained in this Plan shall be construed as a contract of employment or engagement between the Company and the Participant, or as a right of any Employee to continue in the employment or service of the Company, or as a limitation of the right of the Company to discharge any Eligible Individual, with or without cause.
(d)
Governing Law. Except to the extent preempted by federal law, the Plan is governed by the laws of the State of Delaware.
(e)
Headings. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.
(f)
Overpayments. If the Plan Administrator determines that any person has directly or indirectly received excess payments under the Plan, the Plan Administrator shall notify such person and such person shall repay such excess amount as soon as possible, but in no event later than 30 days after the date of notification. A person receiving excess payments shall indemnify and reimburse the Company for any liability the Company may incur for making such payments. If a person fails to timely repay an excess amount and/or make sufficient indemnification, the Plan Administrator may: (i) to the extent permitted by applicable law, offset the person’s salary or wages, and/or (ii) offset other benefits payable hereunder.
(g)
Successors. The provisions of this Plan shall bind and inure to the benefit of the Plan Sponsor and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Plan Sponsor, and successors of any such corporation or other business entity.

(h) Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

(i) Tax Effect. The Company does not represent or guarantee that any particular federal, state or local income, payroll, personal property or other tax consequence will result from participation in this Plan. A Participant should consult with professional tax advisors to determine the tax consequences of his or her participation. Furthermore, the Company does not represent or guarantee investment returns with respect to any predetermined investment options and shall not be required to restore any loss which may result from such investment or lack of investment.

(j) Gender and Number. Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.